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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
       Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[x] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              TCC INDUSTRIES, INC.
                (Name of Registrant as Specified in its Charter)

                              TCC INDUSTRIES, INC.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

                              AN IMPORTANT MESSAGE
                              FROM THE CHAIRMAN OF
                              TCC INDUSTRIES, INC.
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                                                                   April 4, 1997

Dear Fellow Shareholders:

     The enclosed proxy statement is being sent to you by the Board of Directors of your Company in advance of the May 7, 1997 Annual Meeting of Shareholders. We invite you to attend. Please refer to the enclosed formal notice and proxy statement for more detailed information.

THIS YEAR'S MEETING WILL BE ESPECIALLY IMPORTANT IN DEFINING THE FUTURE OF YOUR
                       INVESTMENT IN TCC INDUSTRIES, INC.

     In June 1996, the Board of Directors retained an investment banking firm to advise the Board on various strategic alternatives to increase shareholder value. In February 1997, after monitoring developments at the Company's subsidiaries and in the market, the investment banking firm was authorized to evaluate additional strategic alternatives including the acquisition of, or a merger with, another company or the sale of all or part of your Company or a leveraged buyout by management or new investors. IN THE EVENT OF A SALE OF BOTH OF ITS BUSINESSES, IT IS THE INTENT OF THE BOARD TO DISTRIBUTE THE PROCEEDS TO YOU THE SHAREHOLDERS.

     Remember, together the Board of Directors (only one of whom is employed by the Company) owns a total of 223,624 shares. We all share a common interest with you -- to see TCC Industries' stock price go up!

                                     BEWARE

     You may have recently received a letter and a preliminary proxy statement from two people, Mr. DeRoeck and Mr. Thomajan, who refer to themselves as the TCC Industries Shareholders Committee. THE PRELIMINARY PROXY STATEMENT SENT TO YOU BY THESE MEN HAD NOT BEEN REVIEWED BY THE SECURITIES AND EXCHANGE COMMISSION AND CONTAINS INACCURATE AND MISLEADING INFORMATION. For example, the chart on page 9 of their "red herring" proxy statement portrays a cumulative loss for the Company of some $3.0 million over the past seven years, when in fact, THE COMPANY ACTUALLY RECORDED NET INCOME OF $3.0 MILLION OVER THAT PERIOD. This is a $6.0 million dollar mistake by people who claim to have "substantial financial experience." We are mailing our definitive proxy statement to you only after the required review by the SEC.

     Mr. DeRoeck and Mr. Thomajan want you to believe that they are more qualified than the current Board members. Let's compare their qualifications to those of the current Board.

     The Company's two nominees, Mr. Callahan and Mr. Wroe each have much more extensive and relevant experience than either Mr. DeRoeck or Mr. Thomajan. MR. CALLAHAN has held the position of Vice Chairman of International Harvester (currently known as Navistar), a multi-billion dollar international manufacturer of truck and farm equipment. He has served on the board of several other New York Stock Exchange listed companies, including Sun Electric Corporation and Kysor Industrial Corporation. MR. WROE has spent 46 years in the financial industry, including the positions of President and then Chairman of American National Bank over a period of 14 years.

     The other independent directors on the Board who are not up for election at the meeting are Mr. Lord, Mr. Denius and Mr. Kaine. MR. LORD founded the Company and served as chairman until 1985. He is currently the Senior Chairman of First Texas Bancorp and serves on the board of Frozen Food Express, a public company. He also served as the Chairman of the Texas Securities Commission. MR. DENIUS practices law and his business experience includes the positions of past Chairman of both Southern Union Company and Aztec Oil and Gas Company, two New York Stock Exchange listed companies. MR. KAINE held a number of positions, including Vice Chairman, at International Harvester (currently known as Navistar). He serves on the board of NYSE listed AGCO Corporation.

     In contrast, MR. THOMAJAN lists no experience as an officer or director of a public corporation. A large portion of MR. DEROECK'S business experience is comprised of his tenure at Union Bank and as board member of NorAm Energy. Union Bank was controlled by his father-in-law, the same man who vacated the seat on NorAm's board that he now occupies.

WE ARE ASKING YOU TO VOTE FOR THE BOARD'S NOMINEES BY SIGNING AND DATING THE WHITE PROXY CARD, AND RETURNING IT IN THE ENCLOSED POSTAGE PAID ENVELOPE. DO NOT SEND BACK ANY GOLD PROXY CARD YOU RECEIVE FROM THE DISSIDENT GROUP, EVEN TO VOTE AGAINST THEIR NOMINEES. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE VOTE THE WHITE PROXY CARD TODAY.

     You can trust that the current Board of Directors will use its experience to actively explore all opportunities that it believes will result in enhanced shareholder value.

                    HOW IS TCC INDUSTRIES REALLY PERFORMING?

     AS ILLUSTRATED IN OUR PROXY STATEMENT, THE PRICE OF TCC INDUSTRIES STOCK HAS INCREASED 160% OVER THE FIVE YEAR PERIOD ENDED DECEMBER 31, 1996, MORE THAN DOUBLE THE PERFORMANCE OF THE S&P 500! Despite this performance, the Board believes that the stock market is still not recognizing the true value of the Company. Consider that the closing price of the stock on December 31, 1996 was $1.625, and on that same day, the Company had:

         Cash of $2,723,000, or $0.99 per share
         Working capital (current assets less current liabilities) of $7,879,000 or $2.85 per share
         Book value of $4.17 per share

     It is also important to note that TCC has very little debt relative to its net worth. DESPITE WHAT MR. DEROECK AND MR. THOMAJAN WANT YOU TO BELIEVE, THE COMPANY IS FINANCIALLY STRONG. The Board's strategy is focused on allowing all shareholders to reap the rewards of the Company's strength.

     The campaign being waged against your Company by this self appointed committee of two is going to be costly to your Company -- not only in terms of the money involved defending the Company, but also in diverting management's focus at this very important time in implementing the strategic plan initiated by the Board.

     Consider the fact that Mr. DeRoeck and Mr. Thomajan only became shareholders in your Company in August 1995 and October 1996, respectively, and they only offer vague notions of their plans for your Company, as opposed to the plans devised by your Board after considering a number of options and after receiving the input of the Company's investment banking firm.

     - The Board is concerned that MR. DEROECK AND MR. THOMAJAN ARE NOT BEING FORTHRIGHT ABOUT THEIR DESIRE TO GAIN CONTROL OF THE BOARD SO THAT THEY CAN SELL THE OPERATING UNITS OF THE COMPANY AND REINVEST THE PROCEEDS IN SOME OTHER MANNER (AS YET UNSPECIFIED).

     - It appears that Mr. Thomajan spent several years as a trusted aide facilitating the business activities of Marc Rich, who was identified in Forbes(1) magazine as "America's most wanted white collar fugitive," having fled the United States to avoid prosecution for, among other things, tax evasion and trading with the Iranian enemy during the trading embargo.

       (1) Forbes, October 18, 1993

     Are Mr. Thomajan and Mr. DeRoeck the kind of candidates you want directing the future of your Company?

                    SEND A MESSAGE TO DEROECK AND THOMAJAN.
   Do not return any GOLD proxy card you may receive from them, even to vote against their nominees. Please vote only the WHITE PROXY CARD.

     + IF YOU HOLD YOUR SHARES THROUGH A BROKERAGE FIRM, your broker cannot vote your shares unless he receives your specific instructions. Please sign, date and return the WHITE PROXY CARD in the envelope provided by your broker

     + IF YOU ARE SIGNING AS A CUSTODIAN, TRUSTEE, PARTNER, OFFICER,
       EXECUTOR OR ATTORNEY, please write in such title next to your signature.

     Your attendance, if possible, and your vote, either by proxy or in person, will be very much appreciated. Please vote today. It is important that you vote, no matter how many or how few shares you own.

 If you have any questions about how to vote your shares, please call our proxy solicitor:
                    Corporate Investor Communications, Inc.
                          Toll Free at (800) 242-4410

                                            Sincerely,

                                            /s/ LAWRENCE W. SCHUMANN
                                            Lawrence W. Schumann
                                            Chairman of the Board